UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  December 9, 2003


               AEI INCOME & GROWTH FUND 25 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          333-99677                     75-3074973
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On December 9, 2003, the Limited Liability Company (the Company) purchased a 50% interest in a newly constructed Johnny Carino's restaurant in Lake Charles, Louisiana from Kona Restaurant Group, Inc. The total cash purchase price of the land and building was approximately $2,300,000. The remaining interest in the property was purchased by AEI Private Net Lease Millennium Fund Limited Partnership, an affiliate of the Company. Kona Restaurant Group, Inc. is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

        (a)  Financial  statements of businesses acquired  -
             Not Applicable.

        (b) On December 9, 2003, the Company purchased its 50% interest in the property for $1,150,000. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on September 11, 2003 (date the Company commenced operations), the Company's Investments in Real Estate would have increased by $1,150,000 and its Current Assets
             (cash) would have decreased by $1,150,000.

             Income for the Company would have increased from $11,010 to $16,920 for the period ended
             September 30, 2003 if the Company had owned the property during the period.

             Depreciation Expense would have increased by $1,756 for the period ended September 30, 2003.

             The net effect of these proforma adjustments would have caused Net Income to increase from $7,256 to $11,410, which would have resulted in Net Income of $5.24 per LLC Unit outstanding for the period ended September 30, 2003.

        (c)  Exhibits

               Exhibit 10.1 - Purchase   Agreement    dated
                              December 9, 2003  between the
                              Company, AEI Private Net Lease
                              Millennium    Fund    Limited
                              Partnership,  and        Kona
                              Restaurant       Group,  Inc.
                              relating to the  Property  at
                              2638   Derek   Drive,    Lake
                              Charles, Louisiana.

               Exhibit 10.2 - Net   Lease  Agreement  dated
                              December  9, 2003 between the
                              Company,  AEI   Private   Net
                              Lease    Millennium      Fund
                              Limited     Partnership,  and
                              Kona  Restaurant  Group, Inc.
                              relating to the  Property  at
                              2638    Derek   Drive,   Lake
                              Charles, Louisiana.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 25 LLC

                              By: AEI Fund Management XXI, Inc.
                              Its:  Managing Member


Date:   December 18, 2003    /s/ Patrick  W Keene
                             By: Patrick W. Keene
                             Its: Chief Financial Officer